KBS Legacy Partners Apartment REIT Revaluation and Portfolio Update December 11, 2015 1 Exhibit 99.2

Forward-Looking Statements The information contained herein should be read in conjunction with, and is qualified by, the information in the KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners REIT”) Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Commission Exchange (the “SEC”) on March 9, 2015 (the “Annual Report”), and in KBS Legacy Partners REIT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 12, 2015 (“the Quarterly Report”), including the “Risk Factors” contained in each filing. For a full description of the limitations, methodologies and assumptions used to value KBS Legacy Partners REIT’s assets and liabilities in connection with the calculation of KBS Legacy Partners REIT’s estimated value per share, see KBS Legacy Partners REIT’s Current Report on Form 8-K, filed with the SEC on December 11, 2015, (the “Valuation 8-K”). Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS Legacy Partners REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of KBS Legacy Partners REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and KBS Legacy Partners REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for KBS Legacy Partners REIT’s real estate properties assumes the properties realize the projected net operating income and that investors would be willing to invest in such properties at similar capitalization rates. Though the appraisals of the real estate properties, with respect to CRBE, Inc. (“CBRE”), and the valuation estimates used in calculating the estimated value per share, with respect KBS Capital Advisors LLC (the “Advisor”), KBS Legacy Partners REIT’s external advisor, and/or KBS Legacy Partners REIT, are the respective party’s best estimates, KBS Legacy Partners REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of KBS Legacy Partners REIT’s real estate properties and the estimated value per share. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; KBS Legacy Partners REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Annual Report and Part II, Item 1A of the Quarterly Report. Actual events may cause the value and returns on KBS Legacy Partners REIT’s investments to be less than that used for purposes of KBS Legacy Partners REIT’s estimated value per share. 2

As of September 30, 2015 Portfolio Overview 3 Total Capital Raised: $208.7 Million (including DRIP proceeds) Total Acquisitions (by Purchase Price): $416.7 Million 11 Assets Total Rental Units: 3,039 Submarkets: 11 Total Leverage1: 60% Occupancy: 94% 1 As of September 30, 2015, KBS Legacy Partners REIT’s mortgage debt was approximately 60% of the real estate’s appraised value.

 KBS Legacy Partners REIT engaged CBRE, an independent, third-party valuation firm, to perform appraisals of the REIT’s real estate properties and, through an affiliate, to determine an estimated range of the estimated value per share of the REIT’s common stock (the “EVPS Range”).1 CBRE utilized its appraisals of KBS Legacy Partners REIT’s real estate properties and valuations performed by the Advisor of the REIT’s cash, other assets, mortgage debt and other liabilities, which are disclosed in the Quarterly Report, to determine the EVPS Range.  The estimated value per share as of December 8, 2015 is based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities divided by the number of shares outstanding, all as of September 30, 2015 and approximates the mid-range value of the EVPS range as indicated in CBRE’s valuation report and recommended by the Advisor.2  CBRE primarily relied on the direct capitalization method to appraise the real estate properties, but used and considered other methods, including a 10-year discounted cash flow analysis and a sales comparison approach.  KBS Legacy Partners REIT currently expects to update the estimated value per share in December 2016. It expects to utilize an independent valuation firm for such valuation. 4 Third-Party Valuation 1The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, as well as the requirements of the state where each real estate property is located. Each appraisal was reviewed, approved and signed by an individual with the professional designation of MAI. 2 See the Quarterly Report. Valuation Information

5 1Based on data as of September 30, 2015 2 Based on data as of September 30, 2014 Valuation Summary Estimated Values as of December 2015 and December 2014 As of 12/8/20151 As of 12/9/20142 Assets: $507,143,726 $502,634,089 Real Estate $480,180,000 (95%) $472,230,000 (94%) 11 assets 11 assets Other Assets $26,963,726 (5%) $30,404,089 (6%) Liabilities: $297,436,084 $300,135,757 Mortgage Debt $290,329,326 $293,236,667 Other Liabilities $7,106,758 $6,899,090 Net Equity Estimated Value $209,707,642 $202,498,332

On December 8, 2015, the Board of Directors approved an estimated value per share of $10.29. The change in the estimated value per share from the December 2014 valuation of $10.14 was due to the following: 6 Change in Estimated Value Per Share December 2014 Estimated Value Per Share $ 10.14 Real estate 0.39 Capital expenditures on real estate (0.12) Subtotal Real Estate 0.27 Mortgage debt (0.12) Total Change in Value $ 0.15 December 2015 Estimated Value Per Share $ 10.29

Valuation History 1 For more information, see KBS Legacy Partners REIT’s Current Report on Form 8-K, filed March 4, 2013. This estimated value per share was determined solely to be used as a component in calculating the offering prices in the REIT’s now-terminated primary public offerings. 2 For more information, see KBS Legacy Partners REIT’s Current Report on Form 8-K, filed March 10, 2014. This estimated value per share was determined solely to be used as a component in calculating the offering price in the REIT’s now-terminated primary follow-on public offering. 3 For more information, see KBS Legacy Partners REIT’s Current Report on Form 8-K, filed December 11, 2014. 4 For more information, see the Valuation 8-K.  Primary initial public offering price: $10.00 per share through March 4, 2013  Primary initial public offering repriced on March 5, 2013 to $10.68 per share (estimated value per share of $9.08)1  Follow-on public offering declared effective on March 8, 2013 with a primary offering price of $10.68 per share. The REIT ceased offering shares in its initial public offering on March 12, 2013  Primary follow-on offering repriced on March 11, 2014 to $10.96 per share (estimated value per share of $9.48)2  The REIT ceased offering shares in its primary follow-on offering on March 31, 2014  December 9, 2014 estimated value per share: $10.143  December 8, 2015 estimated value per share: $10.294

Distribution History & Current Yield 1 Based on distributions paid. 2 Distributions accrue at a daily rate of $0.00178082 per share per day – equaling a daily amount that, if paid each day for a 365-day period, it would equal a 6.32% annualized rate based on the estimated value per share of $10.29.  Distribution History1: • December 16, 2010 – December 2015: $0.65/share on an annualized basis • $3.22/share in total  Current annualized distribution amount of $0.65/share or a yield of 6.32%2 8

Stockholder Performance 9 KBS Legacy Partners REIT is providing this estimated value per share to assist broker-dealers that participated in its public offerings in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS Legacy Partners REIT’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of the REIT’s assets less the fair value of the REIT’s liabilities according to GAAP. Accordingly, with respect to the estimated value per share, KBS Legacy Partners REIT can give no assurance that: • a stockholder would be able to resell his or her shares at the estimated value per share; • a stockholder would ultimately realize distributions per share equal to the REIT’s estimated value per share upon liquidation of the REIT’s assets and settlement of its liabilities or a sale of the REIT; • the REIT’s shares of common stock would trade at the estimated value per share on a national securities exchange; • another independent third-party appraiser or third-party valuation firm would agree with the REIT’s estimated value per share; or • the methodology used to determine the REIT’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. Further, the estimated value per share as of December 8, 2015 is based on the estimated value of KBS Legacy Partners REIT’s assets less the estimated value of the REIT’s liabilities divided by the number of shares outstanding, all as of September 30, 2015. The value of KBS Legacy Partners REIT’s shares will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, KBS Legacy Partners REIT’s relatively small asset base, the high concentration of the REIT’s total assets in real estate, and the number of shares of the REIT’s common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting the REIT’s real estate properties, could have a significant impact on the value of the REIT’s shares. The estimated value per share does not reflect a discount for the fact that KBS Legacy Partners REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations or the impact of restrictions on the assumption of debt. KBS Legacy Partners REIT currently expects to utilize an independent valuation firm to update the estimated value per share in December 2016.

Stockholder Performance 10 $10.29 $3.22 $13.51 Hypothetical Performance of Early and Late Investors All Distributions Received in Cash Estimated Value Per Share As of December 8, 2015 Cumulative Cash Distributions Received through December 8, 2015 Sum of Estimated Value Per Share as of December 8, 2015 and Cumulative Cash Distributions Received through December 8, 2015 Late Investor: Invested at Close of Follow-On Primary Public Offering (March 31, 2014) Early Investor: Invested at Escrow Break of Initial Public Offering (December 9, 2010) $10.29 $1.04 $11.33

Stockholder Performance

KBS LEGACY PARTNERS Apartment REIT

Hypothetical Performance of Early and Late Investors

All Distributions Received in Cash


Breakdown of Early Cash Investor Value
$11.00
$12.71
$13.51
$9.08
$10.14
$10.29
$1.92
$2.57
$3.22
2013(1)
2014
2015
Cumulative Distributions
Estimated Share Value


Breakdown of Late Cash Investor Value
$10.53
$11.33
$10.14
$10.29
$0.39
$1.04
2014
2015
Estimated Value Per Share
Cumulative Distributions

1 Determined solely to be used as a component in calculating the offering prices in one of KBS Legacy Partners REIT's now-terminated primary public offerings.

For information about the estimated value per share for 3/13, 12/14 and 12/15, see slide 10. "Cumulative distributions" for an early cash investor assumes all distributions received in cash and no share redemptions and reflect the cash payment amounts (all distributions paid since inception) per share for a hypothetical investor who invested on or before escrow break and consequently has received all distributions paid by the REIT. "Cumulative distributions" for a late cash investor assumes all distributions received in cash and no share redemptions, and reflect the cash payment amounts (all distributions paid since investment) per share for a hypothetical investor who invested on March 31, 2014, the day offers in primary offering ended.

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2016 Goals & Objectives 12  Maintain Portfolio Occupancy  Increase Portfolio Net Cash Flow and MFFO  Grow Portfolio NAV

 Account statements will reflect new estimated value per share of $10.29 beginning with December 2015 statements mailed in January 2016.  Stockholder letter will be included with December statements explaining new estimated value per share.  Estimated value per share visible through DST will be updated to show new estimated value.  While KBS Legacy Partners REIT cannot control reporting of custodians, the REIT believes (based on inquiries) they will report the new estimated value per share. – It’s possible that some custodians will take longer to report the estimated value per share than others and also that some may first require reporting of the estimated value per share from a third-party data provider. Stockholder Communication 13

Thank you! If you have any questions, please contact your financial advisor or contact us at: KBS Capital Markets Group Member FINRA & SIPC 800 Newport Center Dr., Suite 700 Newport Beach, CA 92660 (866) 527-4264 14